Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement in this Post-Effective Amendment No. 1 to Form S-1 of IIOT-OXYS, Inc. of our report April 14, 2022, relating to our audits of the December 31, 2021 and 2020 financial statements.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie & Company

Salt Lake City, Utah

April 27, 2022